Exhibit 99.1

AMC Entertainment Inc., Marquee Holdings Inc. and Marquee Inc.
Announce Senior Notes Offerings

        KANSAS CITY, Missouri (July 26, 2004)—AMC Entertainment Inc. (the "Company") (AMEX:AEN), Marquee Holdings Inc. and Marquee Inc. (Marquee Holdings Inc. and Marquee Inc., together, the "Offerors") announced that (i) Marquee Inc. has commenced an offering of $150 million aggregate principal amount of its Senior Notes due 2012 and $305 million aggregate principal amount of its Senior Floating Rate Notes due 2011 and (ii) Marquee Holdings Inc. has commenced an offering of its Senior Discount Notes due 2014, which will generate aggregate gross proceeds of $170 million, each in a private placement offering.

        The net proceeds from the sale of each series of senior notes in the offerings are expected to be used to finance, in part, the acquisition of AMC Entertainment Inc. by Marquee Holdings Inc., a newly created investment vehicle owned by affiliates of J.P. Morgan Partners, the private equity arm of JPMorgan Chase & Co., and affiliates of Apollo Management, L.P., a private investment firm.

        The closing of the merger is subject to certain terms and conditions customary for transactions of this type, including receipt of shareholder and regulatory approvals and the completion of financing. Upon consummation of the offerings of the senior notes by each of Marquee Inc. and Marquee Holdings Inc., the proceeds will be deposited into separate escrow accounts for the benefit of the holders of each series of notes pursuant to the terms of separate escrow agreements. Each of the escrow agreements will provide that the escrow agent may only release the escrow proceeds upon the earlier of (1) January 31, 2005 and (2) the satisfaction of certain conditions, including, among other things, the completion of the merger between AMC Entertainment Inc. and Marquee Inc., a wholly-owned subsidiary of Marquee Holdings Inc., with AMC Entertainment Inc. remaining as the surviving entity (the "Merger") and related transactions. Upon release of the escrow funds, Marquee Inc. and Marquee Holdings Inc. intend to apply the net proceeds from the offerings to the consideration to be paid to AMC Entertainment Inc.'s shareholders in the Merger and to pay the related fees and expenses.

        Each series of senior notes will be sold to qualified institutional buyers in reliance on Rule 144A and outside the United States to non-U.S. persons in reliance on Regulation S. The Notes will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Notes in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

        On July 23, 2004, the Company filed with the Securities and Exchange Commission a current report on form 8-K, which included the Agreement and Plan of Merger, dated as of July 22, 2004, by and among Marquee Holdings Inc., Marquee Inc. and AMC Entertainment Inc. and related documents. The proxy statement that the Company plans to file with the Securities and Exchange Commission and mail to its shareholders will contain information about the Company, the proposed Merger and related matters. Shareholders are urged to read the proxy statement carefully when it is available, as it will contain important information that shareholders should consider before making a decision about the Merger. In addition to receiving the proxy statement from the Company by mail, shareholders also will be able to obtain the proxy statement, as well as other filings containing information about the Company, without charge, from the Securities and Exchange Commission's website (http://www.sec.gov) or, without charge, from the Company at www.amctheatres.com. This announcement is neither a solicitation of proxy, an offer to purchase nor a solicitation of an offer to sell shares of the Company.

        The Company and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the Company's shareholders with respect to the proposed Merger. Information regarding any interests that the Company's executive officers and directors may have in the transaction will be set forth in the proxy statement.

        This press release contains forward-looking statements within the meaning of the federal securities laws relating to the offerings of the notes, the anticipated terms of the notes and the anticipated use of proceeds of the offerings. These statements are based upon management's current expectations and beliefs and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include market conditions and other factors beyond the Company's and Offerors' control and the risk factors and other cautionary statements discussed in the Company's filings with the U.S. Securities and Exchange Commission.

Richard J. King
Senior Vice President, Corporate Communications
AMC Entertainment Inc.
(816) 221-4000